UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 13, 2007


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


           Nevada                        1-12850                 84-1168832
           ------                        -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

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Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

Avalon Oil & Gas, Inc. (the "Company") in a press release dated November 13, 2007 provided additional details with respect to the oil properties which were the subject of a Letter of Intent which was detailed in the Company's Current Report on Form 8-K filed on November 2, 2007.

Pursuant to the terms of the Letter of Intent, the Company will acquire a 15% interest in the 74,000 acre Mecaya Block in Colombia. The Mecaya 1 well was drilled by the Colombian National Oil Company, Ecopetrol, in 1989. It tested approximately 665 BOPD (barrels of oil per day) of 27 (degree) API oil, with no water from a sand reservoir at approximately 7,200 feet. While the full extent of the Mecaya discovery is not known at this time, based upon the existing seismic data it is believed to range from 3 to 10 million barrels of recoverable oil.

The Letter of Intent also provides for the Company to acquire a 20% interest in the Talora Block, which is located in the Middle Magdalena basin of Colombia. This 108,000 acre block is near several producing oil fields, including the 117 million barrel Guando field which is operated by Petrobras.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

   Exhibit No.   Description
   -----------   -----------

          99.1       Press Release dated November 13, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Avalon Oil & Gas, Inc.

Date: November 21, 2007                         By: /s/ Kent Rodriguez
                                                --------------------------------
                                                Kent Rodriguez, President